EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Midway Airlines Corporation:

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement (Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 10, 1998).







                                           /s/ ARTHUR ANDERSEN LLP



Raleigh, North Carolina,
December 10, 1998.